Exhibit 10.47
SEPARATION AGREEMENT
     THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into by and among CVR ENERGY, INC., a Delaware corporation (the “Company”), COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (the “Subsidiary”) and JAMES T. RENS (the “Executive”) as of the 23rd day of January, 2009 (the “Effective Date”).
     WHEREAS, the Company has decided that it is in the best interest of the Company to have the Chief Financial Officer located at the Company headquarters in Sugar Land, Texas;
     WHEREAS, Executive is currently serving as the Company Chief Financial Officer and has informed the Company that he has decided that it is not in his, or his family’s, best interest to relocate to Sugar Land, Texas;
     WHEREAS, the Company and Executive have agreed that it is in everyone’s best interest for Executive to terminate his employment with the Company and for the Company to recruit and hire a new Chief Financial Officer that desires to work at the Company headquarters in Sugar Land, Texas; and
     WHEREAS, contemporaneously with the execution of this Agreement, the Executive is executing an Agreement by and among the Executive, Coffeyville Acquisition LLC, Coffeyville Acquisition II LLC and Coffeyville Acquisition III LLC (the “LLC Unit Agreement”).
     NOW, THEREFORE, the parties hereby agree as follows:
     I. Termination. The Executive and the Company agree that in order to allow for a proper transition of the Chief Financial Officer responsibilities, the Executive will continue to be employed by the Company for a period of time commencing on the Effective Date and ending upon the earlier of (i) June 30, 2009, or (ii) ten (10) days after written notice from the Company to Executive that the services of the Executive are no longer necessary, such date herein referred to as (the “Termination Date”). The parties acknowledge and agree that the Amended and Restated Employment Agreement by and between Executive and the Company dated December 29, 2007 (the “Employment Agreement”) is hereby terminated and superseded by this Agreement; provided, however, that Section 4 of the Employment Agreement (other than subsection 4.7) shall survive the execution of this Agreement; provided that the Restriction Period (as defined in the Employment Agreement) shall be three (3) months for purposes of subsection 4.2 of the Employment Agreement, and shall be twelve (12) months for purposes of subsections 4.3 and 4.4 of the Employment Agreement. For the avoidance of doubt, Section 4.1 of the Employment Agreement shall continue to have no temporal, geographic or territorial restriction. Subsection 4.7 of the Employment Agreement is hereby terminated and of no further effect.
     II. Duties. From the Effective Date through the Termination Date, the Executive (i) shall serve as the Company Chief Financial Officer for so long as the Company may desire and for so long as he is the Company’s Chief Financial Officer shall perform such duties as are customarily performed by a chief financial officer, including without limitation, all duties (including the execution of all certifications and representation letters) relating to the preparation of the Company’s financial statements and the filing of any registration statement, annual report on Form 10-K and other required reports, (ii) shall assist in the transition of the duties and responsibilities of the Chief Financial Officer to a successor Company Chief Financial Officer

(and, if such successor is an interim Chief Financial Officer, also to a permanent Chief Financial Officer, to the extent requested by the Company’s Chief Executive Officer), and (iii) shall perform such other or additional duties as the Executive and the board of directors of the Company (the “Board”) shall mutually agree. Executive shall report directly to the Board.
     III. Compensation. From the Effective Date through the Termination Date, and subject to the Release Effective Date (as hereinafter defined) occurring by the eighth (8th) day following the Effective Date, the Executive shall be entitled to the following compensation and benefits:
A. Salary. As compensation for the performance of the Executive’s services hereunder, the Company shall pay to the Executive a salary at an annual equivalent rate of Three Hundred Thirty Thousand Dollars ($330,000), which salary shall be payable in accordance with the Company’s standard payroll policies (the “Base Salary”);
B. 2009 Bonus. For the partial fiscal year commencing on the Effective Date and ending on the Termination Date, the Executive shall be entitled to receive a cash bonus (the “2009 Bonus”). The target 2009 Bonus shall be 120% of the Executive’s Base Salary of Three Hundred Thirty Thousand Dollars ($330,000) pro-rated based upon the number of days the Executive was employed by the Company during the 2009 fiscal year prior to the Termination Date, and the actual 2009 Bonus will be based upon the Executive’s and/or the Company’s performance criteria established for the 2009 fiscal year by the Compensation Committee of the Board; provided, however, that the 2009 Bonus shall be no less than 100% of the Executive’s Base Salary of Three Hundred Thirty Thousand Dollars ($330,000), pro-rated based upon the number of days the Executive was employed by the Company during the 2009 fiscal year prior to the Termination Date. The 2009 Bonus will be paid by the Company on the date in 2009 on which the Company pays the 2009 bonus to the Company’s CEO.
C. Employee Benefits. The Executive shall be eligible to participate in such health, insurance, retirement, and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company.
D. Paid Time Off. The Executive shall be entitled to paid time off (“PTO”) in accordance with the Company’s PTO policy as in effect on the date hereof.
E. Business Expenses. The Company shall pay or reimburse the Executive for all commercially reasonable business out-of-pocket expenses that the Executive incurs in performing Executive’s duties under this Agreement upon presentation of documentation and in accordance with the expense reimbursement policy of the Company as approved by the Board and in effect from time to time.
     IV. Separation Pay. In consideration of the services performed by Executive on behalf of the Company and for the promises contained herein, and subject to (i) the Executive’s performance of his duties as the Company’s Chief Financial Officer and his other duties hereunder, (ii) the Executive’s continued compliance with the provisions of Section 4 of the Employment Agreement and (ii) the occurrence of the Additional Release Effective Date (as hereinafter defined) within thirty (30) days after the Termination Date, the Company agrees to pay or provide the following consideration to the Executive:

A. Separation Payments. The Company shall pay to Executive the sum of Three Hundred Thirty Thousand Dollars ($330,000) payable as follows:
(i) On the day following the sixth month anniversary of the Termination Date, the Company shall pay to Executive the sum of One Hundred Sixty-Five Thousand Dollars ($165,000); and
(ii) Thereafter, the Company shall pay to the Executive the remaining One Hundred Sixty-Five Thousand Dollars ($165,000) over the six month period commencing on the day following the sixth month anniversary of the Termination Date, which payments shall be payable in accordance with the Company’s standard payroll cycles.
It is the parties’ intent that the above payments comply with Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). In order to avoid any doubt as to whether or not any payments to Executive in the first six months following his termination of employment with the Company would be in violation of Section 409A, the parties have agreed to defer any such payments until the day following the sixth month anniversary of Executive’s termination of employment with Company.
B. Medical Benefits. The Company agrees that the Executive shall be entitled to the continuation of medical benefits on the same terms that the Executive would otherwise be eligible to receive as an active employee of the Company for a period of twelve (12) months following the Termination Date or until such time as the Executive becomes eligible for medical benefits from a subsequent employer, whichever date occurs first. Upon completion of such twelve (12) month medical benefit period (and provided the Executive has not become eligible for medical benefits from a subsequent employer), Executive shall be entitled to the continuation of medical benefits in accordance with COBRA as if he had experienced a qualifying event upon the expiration of such twelve (12) month period. With respect to the first six (6) months of any such COBRA continuation coverage period, the Company shall reimburse Executive for any difference between (i) the COBRA premium, and (ii) the amount that the Executive would have been required to pay for such coverage had he continued to be an active employee of the Company. Thereafter, any COBRA continuation coverage shall be at Executive’s sole cost and expense.
C. Phantom Unit Appreciation Plans. Notwithstanding anything to the contrary in the Coffeyville Resources, LLC Phantom Unit Appreciation Plans I and II (the “Phantom Plans”), the Phantom Service Points and Phantom Performance Points granted to Executive pursuant to the Phantom Plans shall not be forfeited upon Executive’s termination of employment with Company, but rather shall, provided the Additional Release Effective Date occurs, become partially vested upon the Additional Release Effective Date, as follows:
(i) Phantom Service Points. Seventy-Five percent (75%) of the phantom service points that have been granted to Executive prior to the Termination Date shall become immediately vested and non-forfeitable as of the Termination Date, subject to Section D below. With respect to such vested phantom service points,

Executive shall be entitled to the same rights, privileges and benefits as all other active participants in the Phantom Plans and shall be treated as if he were still an active employee of the Company for the duration of the Phantom Plans.
(ii) Phantom Performance Points. Fifty percent (50%) of the phantom performance points that have been granted to Executive prior to the Termination Date shall become immediately vested and non-forfeitable for a period of twenty-four (24) months following the Termination Date, subject to Section D below and subject to the satisfaction of applicable performance conditions in the Phantom Plans. With respect to such vested phantom performance points, Executive shall be entitled to the same rights, privileges and benefits as all other active participants in the Phantom Plans and shall be treated as if he were still an active employee of the Company for such twenty-four (24) month period. Upon the completion of such twenty-four (24) month period, all phantom performance points granted to Executive shall be forfeited and of no further benefit to Executive.
D.	If the Additional Release Effective Date does not occur within thirty (30) days after the Termination Date, no separation payments or medical benefits shall be paid or provided pursuant to this Section IV, and all Phantom Service Points and Phantom Performance Points granted to the Executive shall be deemed forfeited as of the Termination Date. In the event that the Executive breaches any provision of this Agreement (including, for the avoidance of doubt, the provisions of the Employment Agreement that survive the execution of this Agreement), the Executive will immediately return to the Company any portion of the benefits and payments provided for under this Section IV that have been paid or provided to the Executive, and all Phantom Service Points and Phantom Performance Points granted to the Executive shall be forfeited as of the date of such breach.
     V. Resignation from all Positions. Upon the Termination Date, the Executive shall be deemed to have resigned from and with respect to all positions Executive then holds as an officer, director, employee and member of the Board (and any committee thereof) of the Company, Subsidiary and any of their affiliates.
     VI. Cooperation. For one (1) year following the Termination Date, the Executive agrees to reasonably cooperate with the Company upon reasonable request of the Board and to be reasonably available to the Company with respect to matters arising out of the Executive’s services to the Company and its affiliates, provided, however, such period of cooperation shall be for three (3) years following the Termination Date, with respect to tax matters involving the Company or any of its affiliates. The Company shall reimburse the Executive for expenses reasonably incurred in connection with such matters as agreed by the Executive and the Board, and the Company shall compensate the Executive for such cooperation at an hourly rate based on the Executive’s most recent base salary rate assuming two thousand (2,000) working hours per year; provided, that if the Executive is required to spend more than forty (40) hours in any month on Company matters pursuant to this Section VI, the Executive and the Board shall mutually agree to an appropriate rate of compensation for the Executive’s time over such forty (40) hour threshold.
     VII. Non-Disparagement. From and after the date hereof and following termination of the Executive’s employment with the Company, the Executive agrees not to make any statement

(other than statements made in connection with carrying out his responsibilities for the Company and its affiliates) that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of the Company, the Subsidiary, CVR GP LLC, CVR Partners, LP, Coffeyville Acquisition LLC, Coffeyville Acquisition II LLC, Coffeyville Acquisition III or any of their respective subsidiaries, shareholders, members, affiliates, employees, officers or directors (the “Company Group”); provided, however, that this section shall not be interpreted to prohibit the Executive from making any statement that is required by applicable law.
     VIII. Withholding. All amounts paid to the Executive under this Agreement shall be subject to withholding and other employment taxes imposed by applicable law.
     IX. Release. (a) In consideration of and for the promises made herein and the payment and additional consideration described in Section IV above and the LLC Unit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive does hereby release and forever discharge the Company, Subsidiary, CVR GP LLC, CVR Partners, LP, Coffeyville Acquisition LLC, Coffeyville Acquisition II LLC, Coffeyville Acquisition III LLC, their respective direct and indirect subsidiaries, shareholders, members, affiliates, successors, assigns, employees, officers, managers, directors, representatives, agents and servants, whether current or former (sometimes referred to herein as the “Released Parties”), of and from any and all claims, demands, counterclaims, liabilities, obligations, suits or causes of action of any kind or nature whatsoever which the Executive may have had, or may now have, relating to matters occurring on or before the Effective Date. Without limiting in any way the generality of the foregoing general release, the Executive specifically releases the Released Parties from any claims, demands, counterclaims, liabilities, obligations, causes of action or suits arising:
     A. Out of or in any manner related to his employment with the Company or the termination thereof (other than the benefits to Executive addressed herein or in the LLC Unit Agreement); or
     B. Under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e-5; or
     C. Under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. Section 621, et seq., including the provisions of the Older Workers Benefits Protection Act amendments to the ADEA; or
     D. Under the Americans With Disabilities Act of 1990 (“ADA”), 42 U.S.C. Subsection 12101, et seq.; or
     E. Under the Kansas Act Against Discrimination and the Kansas Age Discrimination in Employment Act; or
     F. Under any and all federal, state or local discrimination statutes, laws, ordinances, regulations or Executive Orders; or
     G. Under the federal Family and Medical Leave Act (“FMLA”); or

     H. Under any exception to the employment-at-will doctrine, including any common-law theory sounding in tort, contract, or public policy; or
     I. Under any state “service letter” statute; or
     J. Under any common-law theory of recovery.
(b) The Executive further agrees to execute the release attached hereto as Exhibit A (the “Additional Release”) on or after the Termination Date. The date that the Additional Release becomes effective by reason of the Executive not revoking his assent thereto in accordance with its terms is herein referred to as the “Additional Release Effective Date.”
     X. Warranty. The Executive warrants, with the understanding that such warranty is material to this transaction, that he has not asserted, and no person or entity has asserted on his behalf, any claim of any kind with any federal, state or local judicial or administrative agency or body arising out of or related in any way to his employment with the Company or regarding any of the Released Parties herein.
     XI. Company Property. The Executive warrants and agrees, with the understanding that such warranty and agreement are material to this transaction, that on the Termination Date, he will return to the Company all records and documents relating to any business matters, affairs, financial activity, employees and/or customers of the Company which are then in his possession or control, including but not limited to, any computer-generated or computer-stored information, and that he will retain no copies of such documents, recordings, software, disks, floppies, or other form of data storage. On the Termination Date, the Executive also agrees to provide to the Company: (a) all passwords or other codes necessary for the Company to gain access to any and all software or data maintained or stored in the Company’s computer system; (b) all keys to any Company office or facility; and (c) all other property provided for use during employment, if any.
     XII. Release as a Defense; Scope. The release set forth herein and/or the Additional Release may be pleaded as a full and complete defense to any action, suit, administrative claim or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement. The Executive expressly acknowledges and agrees that this release and the Additional Release includes all claims for costs, expenses and attorneys’ fees in or arising out of the matters released hereby or thereby, including such costs, expenses and attorneys’ fees as could be claimed under Title VII of the Civil Rights Act, the ADA, or any other federal, state or local statutes, laws or ordinances.
     XIII. Acknowledgement of Understanding and Opportunity for Legal Advice. The Executive acknowledges that he has fully read and considered the contents of this Agreement, that he has had the opportunity to consult with and receive independent legal advice from counsel of his choice regarding the advisability hereof, that the Executive hereby is advised to consult and seek the advice of an attorney, and that he fully, completely and totally comprehends the provisions hereof and is in full agreement with the Company regarding each and every term, condition and provision of this Agreement, and that he executes the same as his own free act and deed.
     XIV. No Other Promises and No Admission of Liability. The Executive agrees that no promise or agreement not herein expressed has been made by the Company or any representative thereof; that this Agreement is not executed in reliance upon any statement or representation made by the Company, or by any person employed by or representing the Company; that the mutual promises contained in this Agreement and the LLC Unit Agreement are the sole and only consideration for this Agreement and are accepted in full compromise and settlement and in satisfaction of any and every such claim, demand and cause of action; that this Agreement and the LLC Unit Agreement are not to be construed as admissions of liability by the Company, all liability being expressly denied by the Company; and that the terms hereof and thereof are contractual and not mere recitals.
     XV. Governing Law/Venue/Enforcement. This Agreement shall be construed in accordance with the laws of the State of Kansas, without giving effect to the conflicts of law principles thereof. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of Kansas (collectively the “Selected Courts”) for any action or proceeding relating to this Agreement, agrees not to commence any action or proceeding relating thereto except in the Selected Courts, and waives any forum or venue objections to the Selected Courts.
     XVI. Section 409A. The parties acknowledge and agree that this Agreement is subject to Section 409A of the Internal Revenue Code and agree that this Agreement will be administered and interpreted consistent with that statute and the regulations thereunder. Notwithstanding anything to the contrary in this Agreement, no member of the Company Group shall be liable to the Executive or to the estate or beneficiary of the Executive by reason of any acceleration income, or any additional tax, asserted by reason of the failure of the Phantom Service Points and/or Phantom Performance Points to satisfy the requirements of Section 409A.
     XVII. Severability and Savings Clause; Headings. The provisions of this Agreement are severable, and if any provision, section or paragraph or part of any provision, section or paragraph contained herein is found to be unenforceable or inoperable, then the other provisions, sections or paragraphs, or the remainder of the particular provision, section or paragraph, whichever applies, shall remain fully valid and enforceable. All section headings, titles and captions are inserted in this Agreement for convenience of reference only, are descriptive only and shall not be deemed or construed to add to, detract from or otherwise modify the meaning of the provisions hereof.
     XVIII. Entire Agreement. This Agreement (including, for the avoidance of doubt, the exhibit hereto and the provisions of the Employment Agreement that survive the execution of this Agreement) and the LLC Unit Agreement contain the entire agreement between the parties concerning the subject matter hereof, and no change, modification or waiver of any provision of this Agreement or the LLC Unit Agreement will be valid unless in writing and signed by the parties to be bound.
     XIX. Time to Consider Agreement. The Executive acknowledges that he has been advised and recognizes that he has twenty-one (21) days from January 7, 2009, the date he received this Agreement, within which to consider this Agreement (the “Consideration Period”), and he has chosen to execute this Agreement on the date appearing under his signature below. The Executive further acknowledges that any changes made to this Agreement following January 7, 2009 shall not restart the Consideration Period.
     XX. Revocation of Company’s Offer. If this Agreement is not signed and dated by the

Executive and delivered to the Company by the end of the 21st day following his receipt of this Agreement, then the Company’s offer hereunder shall be automatically revoked.
     XXI. Executive Acknowledgment, Right to Revoke, and Effective Date.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS HEREOF, AND THAT HE EXECUTES THE SAME AS HIS OWN FREE ACT AND DEED. FURTHERMORE, IT IS AGREED THAT HE SHALL HAVE THE RIGHT TO REVOKE ASSENT TO THIS AGREEMENT BY WRITTEN NOTICE TO THE COMPANY’S GENERAL COUNSEL WITHIN THE SEVEN (7)-DAY PERIOD FOLLOWING HIS EXECUTION OF THIS AGREEMENT, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH SEVEN (7)-DAY PERIOD HAS EXPIRED WITHOUT THE EXECUTIVE REVOKING ASSENT TO THIS AGREEMENT (THE DAY FOLLOWING THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD WITHOUT SUCH ASSENT BEING REVOKED, HEREIN REFERRED TO AS THE “RELEASE EFFECTIVE DATE”). IF THE EXECUTIVE REVOKES ASSENT TO THIS AGREEMENT WITHIN SUCH SEVEN (7) DAY PERIOD, THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND SHALL BE NULL AND VOID.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date indicated under their respective signatures.

“Executive”		“Company”
CVR Energy, Inc.

/s/ James T. Rens		By:	/s/ John J. Lipinski

Date:	1/23/09	Date:	1/23/09

		Title:	CEO

“Subsidiary”

Coffeyville Resources, LLC

		By:	/s/ John J. Lipinski

		Date:	1/23/09

		Title:	CEO

Exhibit A
ADDITIONAL RELEASE
     This Additional Release (this “Additional Release”) is entered into on ___pursuant to the Agreement between CVR Energy, Inc. (the “Company”), Coffeyville Resources, LLC (the “Subsidiary”) and James T. Rens (the “Executive”), dated as of January 23, 2008 (the “Agreement”)) in consideration of and for the promises made in the Agreement and the payment and additional consideration described in Section IV of the Agreement and the LLC Unit Agreement between Coffeyville Acquisition, LLC, Coffeyville Acquisition II, LLC, Coffeyville Acquisition III, LLC and the Executive, dated as of January 23, 2008 (the “LLC Unit Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.
I. Release.
a)	The Executive does hereby release and forever discharge the Company, Subsidiary, CVR GP LLC, CVR Partners, LP, Coffeyville Acquisition, LLC, Coffeyville Acquisition II, LLC, Coffeyville Acquisition III, LLC, their respective direct and indirect subsidiaries, shareholders, members, affiliates, successors, assigns, employees, officers, managers, directors, representatives, agents and servants, whether current or former (sometimes referred to herein as the “Released Parties”), of and from any and all claims, demands, counterclaims, liabilities, obligations, suits or causes of action of any kind or nature whatsoever which the Executive may have had, or may now have, relating to matters occurring on or before the date hereof. Without limiting in any way the generality of the foregoing general release, the Executive specifically releases the Released Parties from any claims, demands, counterclaims, liabilities, obligations, causes of action or suits arising:
A. Out of or in any manner related to his employment with the Company or the termination thereof (other than the benefits to Executive addressed in the Agreement); or
B. Under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e-5; or
C. Under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. Section 621, et seq., including the provisions of the Older Workers Benefits Protection Act amendments to the ADEA; or
D. Under the Americans With Disabilities Act of 1990 (“ADA”), 42 U.S.C. Subsection 12101, et seq.; or
E. Under the Kansas Act Against Discrimination and the Kansas Age Discrimination in Employment Act; or
F. Under any and all federal, state or local discrimination statutes, laws, ordinances, regulations or Executive Orders; or
G. Under the federal Family and Medical Leave Act (“FMLA”); or

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H. Under any exception to the employment-at-will doctrine, including any common-law theory sounding in tort, contract, or public policy; or
I. Under any state “service letter” statute; or
J. Under any common-law theory of recovery.
     XXII. Warranty. The Executive warrants, with the understanding that such warranty is material to this transaction, that he has not asserted, and no person or entity has asserted on his behalf, any claim of any kind with any federal, state or local judicial or administrative agency or body arising out of or related in any way to his employment with the Company or regarding any of the Released Parties herein.
     XXIII. Release as a Defense; Scope. This Additional Release may be pleaded as a full and complete defense to any action, suit, administrative claim or other proceeding which may be instituted, prosecuted or attempted in breach of this Additional Release. The Executive expressly acknowledges and agrees that this Additional Release includes all claims for costs, expenses and attorneys’ fees in or arising out of the matters released hereby, including such costs, expenses and attorneys’ fees as could be claimed under Title VII of the Civil Rights Act, the ADA, or any other federal, state or local statutes, laws or ordinances.
     XXIV. Acknowledgement of Understanding and Opportunity for Legal Advice. The Executive acknowledges that he has fully read and considered the contents of this Additional Release, that he has had the opportunity to consult with and receive independent legal advice from counsel of his choice regarding the advisability hereof, that the Executive hereby is advised to consult and seek the advice of an attorney, and that he fully, completely and totally comprehends the provisions hereof and is in full agreement with the Company regarding each and every term, condition and provision of this Additional Release, and that he executes the same as his own free act and deed.
     XXV. Governing Law/Venue/Enforcement. This Additional Release shall be construed in accordance with the laws of the State of Kansas, without giving effect to the conflicts of law principles thereof. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of Kansas (collectively the “Selected Courts”) for any action or proceeding relating to this Additional Release, agrees not to commence any action or proceeding relating thereto except in the Selected Courts, and waives any forum or venue objections to the Selected Courts. In any action or proceeding by any party against another to enforce any of the provisions of this Additional Release or to recover payment of any claim hereunder or to recover damages for any default or breach of any provisions hereof, the prevailing party shall be entitled to recover from the other party or parties all costs and expenses in any such action, including reasonable attorneys’ fees and costs, whether incurred before or at trial or on appeal.
     XXVI. Time to Consider Agreement. The Executive acknowledges that he has been advised and recognizes that he has twenty-one (21) days from ___, 200___, the date he received this Additional Release, within which to consider this Additional Release; and he has chosen to execute this Additional Release on the date appearing under his signature below.

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XXVII. Executive Acknowledgment, Right to Revoke, and Effective Date.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS ADDITIONAL RELEASE, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS HEREOF, AND THAT HE EXECUTES THE SAME AS HIS OWN FREE ACT AND DEED. FURTHERMORE, IT IS AGREED THAT HE SHALL HAVE THE RIGHT TO REVOKE ASSENT TO THIS ADDITIONAL RELEASE BY WRITTEN NOTICE TO THE COMPANY’S GENERAL COUNSEL, WITHIN THE SEVEN (7)-DAY PERIOD FOLLOWING HIS EXECUTION OF THIS ADDITIONAL RELEASE, AND THAT WITH RESPECT TO CLAIMS UNDER THE ADEA, THIS ADDITIONAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH SEVEN (7) DAY PERIOD HAS EXPIRED WITHOUT THE EXECUTIVE REVOKING ASSENT TO THIS ADDITIONAL RELEASE. IF THE EXECUTIVE REVOKES ASSENT TO THIS ADDITIONAL RELEASE WITHIN SUCH SEVEN (7) DAY PERIOD, THIS ADDITIONAL RELEASE SHALL NOT BECOME EFFECTIVE AND SHALL BE NULL AND VOID.
[signature page follows]

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     IN WITNESS WHEREOF, the undersigned has executed this Additional Release on the date indicated under his signature.

“Executive”

James T. Rens

Date

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